                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT
                             --------------------


          EMPLOYMENT AGREEMENT made as of the 14th day of May, 1998 by and between Trikon Technologies, Inc., a California corporation (the "Corporation"), Trikon Technologies Limited, an English corporation and a wholly owned subsidiary of the Corporation ("Trikon Limited"), and CHRISTOPHER D. DOBSON ("Executive").

          WHEREAS, the Corporation, Trikon Limited and Executive wish to enter into a formal employment contract which will govern the terms and conditions applicable to Executive's employment with the Corporation and the payout of the special bonus to which Executive may become entitled in connection with the restructuring of the Corporation's capital structure.

          NOW, THEREFORE, the parties hereto agree as follows:

                            PART ONE -- DEFINITIONS

          For purposes of this Agreement, the following definitions shall be in effect:

               Board shall mean the Corporation's Board of Directors.
               -----

               Cause shall mean the termination of Executive's employment by the
               -----
          Corporation for (i) a material breach of Section 7 of this Agreement or (ii) any other intentional misconduct by Executive adversely affecting the pecuniary interests of the Corporation in a material manner.

               Disability shall mean the Executive's inability, by reason of any
               ----------
     physical or mental injury or illness, to substantially perform the services required of him hereunder for a period in excess of ninety (90) consecutive days, and Executive shall be deemed to have terminated employment by reason of Disability on the last day of such ninety (90)-day period.

               EBITDA shall mean the Corporation's earnings, determined before
               ------
     deduction of the following expenses: interest, taxes, depreciation and amortization. EBITDA shall be computed at the close of each fiscal quarter in accordance with generally accepted accounting principles, consistently applied. However, EBITDA shall, solely for purposes of this Agreement, be subject to the following special adjustments: (i) any up-front technology license fees paid to the Corporation shall be treated as if paid in twelve
     (12) successive equal monthly installments, beginning with the month in which such fees are paid to the Corporation, and (ii) any incremental license fees paid to the Corporation in connection with the Corporation's MORI source technology (other than the fees paid under the Licenses), to the extent paid to the Corporation in fiscal year 1998, shall be deemed to be paid in fiscal year 1999 in a series of twelve (12) successive equal monthly installments during that year.

               Employment Period shall mean the period of Executive's employment
               -----------------
     with the Corporation pursuant to the terms and provisions of this Agreement. Such Employment Period will begin as of the date hereof and will end when Executive's employment is terminated in accordance with Paragraph 10 of this Agreement.

               Exchange Offer shall mean the following formal offers,
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     collectively, made by the Company:  (i) the offer to exchange each $1,000 principal amount of its 7-1/8% Convertible Subordinated Notes due October 15, 2001 (the "Notes"), into (a) 262.7339 shares of Common Stock, (b)
     34.7826 shares of Series G Preferred Stock and (c) 0.3393 shares of Series I Preferred Stock; (ii) the solicitation of the conversion of each share of Series G Preferred Stock into one share of Common Stock in exchange for a conversion payment of 1.1251 shares of Common Stock and 0.0027 shares of Series I Preferred Stock; and (iii) the offer to exchange each warrant to purchase its Common Stock issued in connection with the issuance of its Series G Preferred Stock into one share of its Common Stock.

               Full Business Time shall mean the Executive's performance of at
               ------------------
     least 320 hours of service for the Corporation per quarter, which shall include all of Executive's efforts devoted to the Company's research and development projects and other matters wherever conducted.

               Incentive Award Agreement shall mean that agreement of even date
               -------------------------
     herewith between the Corporation and Executive pursuant to which Executive has been awarded special incentives in the form of a restricted stock grant and a participating interest in certain proceeds payable in connection with a change in ownership or control of Corporation partially as an additional incentive for him to remain in the Corporation's employ.

               Licenses shall mean (i) the license of the Corporation's MORI
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     source technology to Applied Materials, Inc. pursuant to the MORI Source
     Technology License Agreement dated November 12, 1997 and the (ii) license of the Corporation's MORI source technology to Lam Research Corporation pursuant to the MORI Source Technology License Agreement dated March 18, 1998.

               Pik Preferred shall mean dividends paid from time to time on the
               -------------
     Series H Preferred Stock issued in the Exchange Offer, to the extent those dividends are paid in the form of additional shares of the preferred stock of the Corporation.

               Proprietary Information and Inventions Agreement shall have the
               ------------------------------------------------
     meaning set forth in Paragraph 8.

               Restructuring shall mean the restructuring of the Corporation's
               -------------
     capital structure effected through the consummation of the Exchange Offer, the
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     consolidation of Corporation's business operations in the United
     Kingdom and relocation of the corporate offices to Newport, Gwent, United Kingdom.

                 PART TWO -- TERMS AND CONDITIONS OF EMPLOYMENT

          1.  DUTIES AND RESPONSIBILITIES.
              ---------------------------

          A. Executive shall serve as the Chief Executive Officer and Chief Science Officer of the Corporation and shall in such capacities report directly to the Board. As Chief Executive Officer, Executive shall have primary responsibility for the formulation, implementation and execution of strategic policies relating to the Corporation's business operations, financial objectives and market growth and shall accordingly have overall responsibility for the formulation of the business plan for each fiscal year to be submitted for Board approval. As Chief Science Officer, Executive shall have primary responsibility for the design and implementation of the Corporation's research and development projects and the development, enhancement and commercialization of the Corporation's technology worldwide. Executive shall continue to serve as Chairman of the Board during the Employment Period, and the Corporation shall use its best efforts to maintain him as Chairman of the Board throughout such period by taking all action necessary to nominate him for re-election to such position at each shareholders meeting at which Board members are to be elected.

          B. During the Employment Period, Executive shall perform in good faith and to the best of his ability all services which may be reasonably required of Executive hereunder and to be available to render such services at all reasonable times and places in accordance with such reasonable directives and requests made by the Corporation acting by majority vote of the Board.

          C. Executive shall, during the Employment Period, devote his Full Business Time to the performance of his duties and responsibilities hereunder. Executive shall be based at the Corporation's principal offices in Newport, Gwent, United Kingdom, but he may also perform his duties hereunder from his office at Cambridge University in Cambridge, England. In addition, Executive may be required to travel to other geographic locations in connection with the performance of his executive duties hereunder. Notwithstanding the foregoing, after a new Chief Executive Officer has been successfully recruited and commences Employment as such (the "New Chief Executive Officer"), Executive may devote less than his Full Business Time.

          2.  PERIOD OF EMPLOYMENT.
              --------------------

          A. Executive's employment with the Corporation shall be governed by the provisions of this Agreement during the Employment Period. Executive shall continue to serve as the Corporation's Chief Executive Officer until such time as the New Chief Executive Officer commences employment as such. Thereafter, Executive shall continue to serve as Chief Science Officer of the Corporation without any reduction in his compensation hereunder, provided he devotes his Full Business Time to the performance of his duties in such capacity. If after the commencement of the employment of the New Chief Executive Officer as such, Executive devotes less than seventy-five percent (75%) of his Full Business Time to the performance of his
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duties, his base salary shall be reduced to fifty percent (50%) of the amount set forth in Paragraph 3.A.

          3.  COMPENSATION.
              ------------

          A. BASE SALARY. Executive shall be paid by Trikon Limited a base salary at the annual rate of One Hundred Ninety-Two Thousand British Pounds ((Pounds)192,000). Base salary shall be paid at periodic intervals in accordance with Trikon Limited's payroll practices for salaried employees.

          B. SPECIAL BONUS. In consideration for the services Executive has rendered the Corporation in connection with (i) the negotiation and closing of the Licenses, (ii) the consummation of the Exchange Offer and (iii) the Restructuring, the Board has authorized a special bonus for the Executive in the amount of One Million Five Hundred Thousand Dollars (U.S.$1,500,000) (the "Bonus"). The Bonus shall become fully vested and earned upon the consummation of the Exchange Offer, and no further services shall be required of Executive as a condition to his entitlement to the Bonus. However, the Bonus shall not actually be paid to Executive until the Corporation's is deemed to be in a sufficiently sound financial condition to make such payment, as measured by the Corporation's attainment of the following performance milestones:

              - the Corporation shall have paid all accrued and unpaid dividends on the Series H Preferred Stock issued in the Exchange Offer and redeemed for cash all outstanding shares of Pik Preferred; and

              - the Corporation shall have had at least Eight Million Dollars (U.S $8,000,000) of cumulative EBITDA for the two fiscal quarters immediately preceding the payment date of the Bonus.

          Payment of the Bonus shall be made by Trikon Limited within thirty
(30) business days after the close of such fiscal period, but in no event shall the Bonus be paid prior to June 30, 1999.

          C. Executive shall not be entitled to any additional bonuses with respect to future licenses of the Corporation's MORI source technology.

          D. Trikon Limited shall deduct and withhold from the compensation payable to Executive hereunder any and all applicable withholding taxes and any other amounts required to be deducted or withheld by the Corporation under applicable statutes, regulations, ordinances or orders governing the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

          4.  EXPENSE REIMBURSEMENT.  Executive shall be entitled to
              ---------------------
reimbursement from the Corporation, in accordance with the Corporation's reimbursement policies as in effect from time to time, for all reasonable business expenses incurred by Executive in the performance of his duties hereunder, provided Executive furnishes the Corporation with vouchers, receipts
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and other details of such expenses in the form required by the Corporation sufficient to substantiate a deduction for such business expenses under applicable rules and regulations of the taxing authorities. In no event, however, shall Executive be entitled to any reimbursement or other dollar allowance in connection with the use of his personal automobile for business purposes.

          5.  FRINGE BENEFITS.
              ---------------

          A. Executive shall, throughout the Employment Period, be eligible to participate in all employee benefit programs and other executive perquisites which are made available to the Corporation's executives and for which Executive qualifies.

          B. Executive shall accrue paid vacation benefits during the Employment Period at the rate at which he accrued such benefits immediately prior to the date of this Agreement and may take his accrued vacation at such times as are mutually convenient to Executive and the Corporation.

          6.  DEATH OR DISABILITY.  Upon Executive's death or Disability during
              -------------------
the Employment Period, the employment relationship created pursuant to this Agreement shall immediately terminate, and no further compensation shall become payable to Executive pursuant to Paragraph 3. However, Trikon Limited shall pay Executive or his estate (i) any unpaid base salary earned under Paragraph 3 for services rendered through the date of his death or Disability, (ii) the value of all accrued and unused vacation benefits based upon Executive's most recent level of base salary and (iii) any other incentive compensation which becomes due and payable for the calendar year of the Executive's death or Disability, pro-rated in amount for the portion of the year completed prior to Executive's death or Disability. In addition, Trikon Limited shall remain liable for payment of the Bonus to the Executive or his estate, and such Bonus shall be paid when due and payable in accordance with the terms and conditions of Paragraph 3.B.

          7.  NON-COMPETITION.
              ---------------

          A. During the Employment Period, Executive shall not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in the semiconductor equipment manufacturing industry; provided, however, that such restriction shall not apply
                        --------
to (i) any investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any corporation or other enterprise or (ii) his professorial duties at Cambridge University.

          B. During the Employment Period and for an additional two (2)-year period thereafter, Executive shall not, directly or indirectly,

          (i) encourage or solicit any of the Corporation's employees to leave the Corporation's employ for any reason or interfere in any other manner with employment relationships at the time existing between the Corporation and its current or prospective employees; or

          (ii) solicit the business of any licensor, licensee or customer of the Corporation, induce any of the Corporation's licensors, licensees or customers to terminate their existing business relationships with the Corporation or interfere in any other manner with any existing business relationship between the Corporation and any licensor, licensee, customer or other third party.

          Executive hereby acknowledges that monetary damages may not be sufficient to compensate the Corporation for any economic loss which may be incurred by reason of his breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Corporation shall, in addition to the termination of this Agreement and any remedies available to the Corporation at law, be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing such breach.

          8.  PROPRIETARY INFORMATION AND OWNERSHIP RIGHTS.  Executive shall
              --------------------------------------------
sign the Corporation's Proprietary Information and Inventions Agreement in substantially the form attached hereto as Exhibit A (the "Proprietary
                                          ---------
Information and Inventions Agreement"), and nothing in this Agreement shall be deemed to modify or affect Executive's duties and obligations under that other agreement.

          10.  TERMINATION OF EMPLOYMENT.
               -------------------------

          A. The Corporation, acting by majority vote of the Board, may terminate Executive's employment under this Agreement at any time for any reason, with or without cause, by giving at least thirty (30) days prior written notice of such termination to the Executive. However, such thirty (30)-day notice requirement shall not apply to the termination of Executive's employment for Cause under Paragraph C below. The Corporation may, at the time such termination notice is given to Executive, immediately relieve Executive of some or all of his duties hereunder.

          B. Executive may terminate his employment under this Agreement at any time by giving the Corporation at least thirty (30) days prior written notice of such termination.

          C. The Corporation, acting by majority vote of the Board, may at any time, upon written notice, terminate the Executive's employment with the Corporation hereunder for Cause. Such termination shall be effective immediately upon such notice.

          D. Upon the termination of Executive's employment for any reason during the Employment Period, Executive shall be paid all salary and unused vacation earned through the date of such termination. In addition, upon termination of Executive's employment by the Corporation for any reason other than Cause prior to the date three years after the date of this Agreement (the "Severance Date"), Executive shall be paid an amount equal to the Executive's salary (as of the date of termination) from the date of termination through the Severance Date, such amount to be payable in regular installments in accordance with Trikon Limited's payroll practices for salaried employees. Upon termination of Executive's employment for any reason, Executive shall remain entitled to the Bonus which shall be paid by Trikon Limited when due and payable in accordance with the terms and conditions of Paragraph 3.B.

                     PART THREE -- MISCELLANEOUS PROVISIONS

          11.  SUCCESSORS AND ASSIGNS.  The provisions of this Agreement shall
               ----------------------
inure to the benefit of, and shall be binding upon, the Corporation, its successors and assigns, Trikon Limited, its successors and assigns, and the Executive, the personal representative of his estate and his heirs and legatees; provided, however, that this Agreement shall not be assignable by the Company or Trikon Limited without the written consent of Executive.

          13.  NOTICES.
               -------

          A. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally or if deposited in the local post, certified or registered mail, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by local post, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the mail, addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

     To the Corporation:      Trikon Technologies, Inc.
                              Ringland Way
                              Newport, Gwent NP6 2TA
                              UNITED KINGDOM
                              Attention:  President

     With a copy to:          Michael J. Kennedy, Esq.
                              Brobeck, Phleger & Harrison LLP
                              Spear Street Tower
                              One Market
                              San Francisco, CA  94105

     To Trikon Limited:       Trikon Technologies Limited
                              Ringland Way
                              Newport, Gwent NP6 2TA
                              UNITED KINGDOM
                              Attention:  President

     To Executive:            Christopher Dobson
                              Elberton Manor
                              Elberton
                              Bristol BS35 3AA
                              UNITED KINGDOM

     With a copy to:          Rory Greiss, Esq.
                              Kaye, Scholer, Fierman, Hays & Handler, LLP
                              425 Park Avenue
                              New York, NY 10022-3598

          B. Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party hereto.

          14.  GOVERNING DOCUMENT.  This Agreement, together with (i) the
               ------------------
Proprietary Information and Inventions Agreement, and (ii) the Incentive Award Agreement, constitutes the entire agreement and understanding of the Corporation, Trikon Limited and Executive with respect to the terms and conditions of Executive's employment with the Corporation, including the compensation payable to him, and supersedes all prior and contemporaneous written or verbal agreements and understandings among Executive, the Corporation and Trikon Limited relating to such subject matter. This Agreement may only be amended by written instrument signed by Executive and an authorized officer of the Corporation and Trikon Limited. Any and all prior agreements, understandings or representations relating to the Executive's employment with the Corporation are hereby terminated and cancelled in their entirety and are of no further force or effect.

          15.  GOVERNING LAW.  The provisions of this letter agreement will be
               -------------
construed and interpreted under the laws of California applicable to agreements executed and to be wholly performed within California, except to the extent any law of the United Kingdom is mandatorily applicable. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

          16.  REMEDIES.  All rights and remedies provided pursuant to this
               --------
Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

          17.  COUNTERPARTS.  This Agreement may be executed in more than one
               ------------
counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

                         TRIKON TECHNOLOGIES, INC.


                         By:
                            ----------------------------------
                         Title:
                               -------------------------------


                         TRIKON TECHNOLOGIES LIMITED


                         By:
                            ----------------------------------
                         Title:
                               -------------------------------



                         -------------------------------------
                         CHRISTOPHER D. DOBSON, EXECUTIVE
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                                   EXHIBIT A

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT